UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perth House, Millennium Way,
Chesterfield, Derbyshire S41 8ND, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 124 626 3051

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 22, 2016, the Board of Directors (the “Board”) of Mallinckrodt plc (the “Company”) adopted the Stub Period Short-Term Incentive Plan (the “Plan”). The Plan was adopted in connection with the upcoming change in the Company’s fiscal year from the last Friday in September to the last Friday in December, and is designed to reward performance during the three month period between the end of fiscal year 2016 and the beginning of fiscal year 2017 (October 1, 2016 to December 30, 2016) (the “Stub Period”). For the Stub Period, the sole performance measure is net sales revenue, as calculated in accordance with U.S. generally accepted accounting principles and reported in the Company’s filings with the U.S. Securities and Exchange Commission within the statement of income, adjusted to exclude the impact of foreign exchange (“FX”) fluctuations vs. the operating budget plan FX rates set at the beginning of the performance period.

The Human Resources and Compensation Committee of the Board (the “HRCC”) has established bonus targets as a percentage of base salary under the Plan for each of the named executive officers. Those targets are equal to 25% of the bonus targets established for purposes of the fiscal year 2016 Global Bonus Plan. Payouts under the Plan will be payable in cash and can range from 0% to 150% of target, based upon net sales revenue during the Stub Period.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY

Date:	September 28, 2016	By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Vice President and Corporate Secretary